Exhibit 99.1

Strongbridge Biopharma plc Announces Promotion of Richard S. Kollender to President and Chief Financial Officer

DUBLIN, Ireland and TREVOSE, Pa., February 16, 2021 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced the promotion of Richard S. Kollender, who has served as chief operating officer of Strongbridge since September 2019, to president and chief financial officer. In this expanded role, Mr. Kollender will succeed Robert Lutz as chief financial officer and also maintain the responsibilities he held as chief operating officer. Mr. Kollender previously served on Strongbridge’s board of directors and also as chairman of the audit committee. These management changes will become effective on March 3, 2021.

“Rich is an accomplished industry veteran with significant leadership, finance and operational experience within the biopharmaceutical sector. We are confident that in this expanded role as president and chief financial officer, Rich is well positioned to further strengthen Strongbridge’s footprint as a successful rare disease organization while continuing to execute against our strategic plans and increasing shareholder value. We would like to thank Rob for his contributions to Strongbridge, and we wish him well with his new opportunity outside of the Company,” said John H. Johnson, chief executive officer of Strongbridge Biopharma.

Mr. Johnson added, “Importantly, Strongbridge remains on track to submit a New Drug Application to the U.S. Food and Drug Administration for RECORLEV® (levoketoconazole) for the treatment of endogenous Cushing’s Syndrome within the first quarter of 2021, and we are actively preparing for its potential commercial launch in the first quarter of 2022.”

Mr. Kollender has more than 30 years of experience in the healthcare industry. Since September 2019, he has served as Strongbridge’s chief operating officer and previously served as a director of the Company from March 2015 until his executive-level appointment in 2019. From 2003, he served first as a principal and then partner of Quaker Partners Management, LP, a healthcare investment firm. In addition, from August 2016 through September 2018, he served as chief business officer and chief financial officer of Rapid Micro Biosystems, a Quaker Partners’ portfolio company, where he played a key role in the business expansion and adoption of the company’s Growth Direct™ System. Previously, he held positions in sales, marketing and worldwide business development at GlaxoSmithKline (GSK) and served as investment manager at its corporate venture capital arm, S.R. One. He began his career as a certified public accountant, initially with KPMG. He currently serves as chairman of the board of directors for Restorative Therapies. He also serves on the board of directors for Rapid Micro Biosystems and as an adjunct faculty member at Lehigh University. He previously served on the board of directors of Insmed, NuPathe, Inc., and Celator Pharmaceuticals, Inc., in addition to several other privately held companies. He holds an MBA and a certificate degree in the graduate program in health administration and policy, both from the University of Chicago and a B.A. in accounting from Franklin and Marshall College.

“Strongbridge is poised to enter a pivotal phase in its evolution. I am excited to take on this expanded leadership position and look forward to leveraging my corporate finance and business operations expertise with the team to deliver value to rare disease patients and our shareholders,” said Mr. Kollender.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About RECORLEV
RECORLEV® (levoketoconazole) is an investigational cortisol synthesis inhibitor in development for the treatment of patients with endogenous Cushing’s syndrome, a rare but serious and potentially lethal endocrine disease caused by chronic elevated cortisol exposure. RECORLEV is the pure 2S,4R enantiomer of ketoconazole, a steroidogenesis inhibitor. RECORLEV has demonstrated in two successful Phase 3 studies to significantly suppress serum cortisol and has the potential to be a next-generation cortisol inhibitor.

The Phase 3 program for RECORLEV includes SONICS and LOGICS: two multinational studies designed to evaluate the safety and efficacy of RECORLEV when used to treat endogenous Cushing’s syndrome. The SONICS study met its primary and secondary endpoints, demonstrating a statistically significant normalization rate of urinary free cortisol at six months. The LOGICS study, which met its primary endpoint, is a double-blind, placebo-controlled randomized-withdrawal study of RECORLEV that is designed to supplement the long-term efficacy and safety information supplied by SONICS. The ongoing long-term open label OPTICS study will gather further useful information related to the long-term use of RECORLEV.

RECORLEV has received orphan drug designation from the FDA and the European Medicines Agency for the treatment of endogenous Cushing's syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the timing of a potential submission of a New Drug Application to the U.S. Food and Drug Administration for RECORLEV, Strongbridge’s strategy, plans, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients.  Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports on Form 10-Q, as well as its other filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations
Solebury Trout
Mike Biega
+1 617-221-9660
mbiega@soleburytrout.com